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                                                                   Exhibit 10.42

                         UNITED STATES BANKRUPTCY COURT

                              DISTRICT OF DELAWARE

In re:                            :
                                  :   Jointly Administered

BORDEN CHEMICALS AND              :   Case No. 01-1268 (RRM)
PLASTICS OPERATING LIMITED        :
PARTNERSHIP, a Delaware limited   :
partnership, et al.,              :
                                  :   Chapter 11
                       Debtors.   :

                      ORDER AUTHORIZING DEBTORS AND DEBTORS

                     IN POSSESSION TO IMPLEMENT KEY EMPLOYEE
                     RETENTION BONUS PLAN AND SEVERANCE PLAN
                     ---------------------------------------

     This matter coming before the Court on the Motion of Debtors and Debtors in Possession for an Order Authorizing Them to Implement Key Employee Retention Bonus Plan and Severance Plan (the "Motion") filed by the above-captioned debtors and debtors in possession (collectively, the "Debtors"); the Court (a) having reviewed the Motion and all pleadings related thereto, including the Limited Objection of Official Committee of Unsecured Creditors to Debtors' Motion for Approval of Key Employee Retention and Severance Plan (the "Creditors' Committee Objection"), which the statutory committee of unsecured creditors in these chapter 11 cases (the "Creditors' Committee") filed on July 6, 2001, and the Reply of Debtors and Debtors in Possession to Limited Objection of Official Committee of Unsecured Creditors to Debtors' Motion for Approval of Key Employee Retention Bonus Plan and Severance Plan (the Debtors' Reply"), which the Debtors filed on July 25, 2001; (b) having heard the statements of counsel regarding the Creditors' Committee Objection, the Debtors' Reply and the relief requested in the Motion at a hearing before the Court (the "Hearing");
(c) having been informed that the Debtors and the Creditors' Committee have agreed to a modification of the relief requested in the

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Motion; and (d) having determined that the legal and factual bases set forth at the Hearing and in the Motion, the Creditors' Committee Objection and the Debtors' Reply establish just cause for the relief granted herein;

     THE COURT HEREBY FINDS THAT:

     1. The Court has jurisdiction over this matter pursuant to 28 U.S.C. (S)(S) 15 and 1334.

     2. This is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(2).

     3. Notice of the Motion, the Creditors' Committee Objection, the Debtors Reply and the Hearing was sufficient under the circumstances

     4. The employee retention and severance plan (the "Retention Plan"), as modified by agreement between the Debtors and Creditors' Committee, has two main components: the Retention Bonus Plan and the Severance Plan, as defined below./1/

     5. The terms of the Retention Bonus Plan are as follows:

          (a) Eligibility and Timing. Certain key employees, identified in _________ set forth below, are eligible to earn a specified retention bonus payment (a "Retention Bonus Payment"), which will be payable on the following dates (collectively, the "Vesting Dates") if the employee is actively ( employed by BCP Management, Inc. in the management and operation of the Debtors on such Vesting Dates:

               i) 50% of the total Retention Bonus Payment will be paid six months after April 3, 2001 (the "Petition Date"), or on October __, 2001;

----------
/1/ The Motion generally does not identify either (a) the names of employees anticipated to participate in the various components of the Retention Plan or (b) the individual amounts of incentive payments to be paid to these employees under the Retention Plan. For the reasons stated in the Motion, maintaining the confidentiality of this information is necessary and appropriate. For the same reasons, the information is not included herein.

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               ii)  50% of the total Retention Bonus Payment will be paid upon the occurrence of one of the following events:

                    a.   the Debtors' emergence from chapter 11;

                    b.   a sale of the Debtors' assets as a going concern;

                    c. a sale of substantially all of the Debtors' assets not as a going concern;

                    d. a conversion of the chapter 11 case of Borden Chemicals and Plastics Operating Limited Partnership ("BCP" ) to a case under chapter 7 of the Bankruptcy Code; or

                    e. a shut down of the manufacturing facility at which the employee works.

          (b) Tiers, The three "tiers" and their respective Retention Bonus Payments are:

               i) Tier l includes the CEO/President. The amount of Retention Bonus Payments to be made to this Tier 1 employee will be $270,000.

               ii) Tier 2 includes three members of senior management. The aggregate amount of Retention Bonus Payments to be made to Tier 2 employees will be $420,000.

               iii) Tier 3 includes four employees representing middle
                    management and other key employees at the director level. The aggregate amount of Retention Bonus Payments to be made to Tier 3 employees will be $145,000.

          (c) Reserve. The Retention Bonus Plan includes a reserve of $90,000 for the discretionary use of management during the pendency of these chapter l1 cases to provide bonuses for non-union employees not otherwise identified as employees in Tiers 1 through 3.

          (d) Proration. In general, an eligible employee must be employed in the management and operation of the Debtors on a Vesting Date to earn and receive a Retention Bonus Payment (or the applicable portion of a Retention Bonus Payment). If, however, an eligible employee who remains employed

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               for at least three months after the Petition Date, is thereafter terminated without cause, the employee will receive a prorated Retention Bonus Payment equal to 1/12th of the employee's Retention Bonus Payment for each month employed after the Petition Date.

          (e) Exceptions. No Retention Bonus Payment will be made to an otherwise eligible employee:

               i) whose employment is terminated within three months of the Petition Date;

               ii)  who voluntarily terminates employment; or

               iii) whose employment is terminated for cause.

     6. The terms of the Severance Plan, as modified by agreement between the Debtors and Creditors' Committee, are as follows:

          (a) Structure. The Severance Plan covers all non-union employees only. Under the Severance Plan, the Debtors will make two types of payments: Stay Bonus Payments and Severance Benefits, as defined below.

          (b) Stay Bonus Payments. An eligible employee's Stay Bonus Payment is equal to 10% of the employee's annual base salary. Employees who receive Retention Bonus Payments are not eligible to receive Stay Bonus Payments. To receive a Stay Bonus Payment, an employee must be actively employed by BCP Management, Inc. in the management and operation of the Debtors upon the occurrence of the sooner of the following events:

                    f.   the Debtors' emergence from chapter 11;

                    g.   a sale of the Debtors' assets as a going concern;

                    h. a sale of substantially all of the Debtors' assets not as a going concern;

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                    i.   a conversion of BCP's chapter 11 case to a case under
                         chapter 7 of the Bankruptcy Code; or

                    j. a shut down of the manufacturing facility at which the employee works

          (c) Separateness of Payments. An employee's eligibility to receive Stay Bonus Payment is independent of the employee's eligibility to receive Severance Benefits.

          (d) Severance Benefits. Except as provided below in paragraph 6(h), an employee will receive Severance Benefits in the amount set forth below if the employee's employment is involuntarily terminated after the Petition Date for reasons other than death, disability, retirement or cause

          (e) Amounts for Exempt Employees. Except as provided below, all employees who are exempt from the requirements of the Fair Labor Standards Act will receive Severance Benefits equal to the greater of (a)1 month's salary plus 1 week's salary for each completed year of service, or (b) the following formula:

               ----------------------------------------
                     SALARY        SEVERANCE BENEFITS
               ----------------------------------------
               $70,000+            9 months' salary
               ----------------------------------------
               $65,000-$69,999     6 months' salary
               ----------------------------------------
               $60,000-$64,999     5 1/2 months' salary
               ----------------------------------------
               $50,000-$59,999     5 months' salary
               ----------------------------------------
               $40,000-$49,999     4 1/2 months' salary
               ----------------------------------------
               $30,000-$39,999     3 1/2 months' salary
               ----------------------------------------
               Less than $30,000   3 months' salary
               ----------------------------------------

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          (f)  Certain Exempt Employees. The CEO/President and the Vice
               President of Marketing and Sales will receive Severance Benefits equal to twelve months' salary.

          (g) Amounts for Non-Exempt Employees. All other non-union employees not exempt from the requirements of the Fair Labor Standards Act will receive two weeks' notice before termination, plus Severance Benefits equal to one week's salary for each completed year of service.

          (h) Exceptions. In the event of a sale of the Debtors' assets as a going concern, an employee who is otherwise eligible to receive Severance Benefits will not receive Severance Benefits if:

               i) the employee receives an offer of Similar Employment as defined below), irrespective of whether the employee accepts the Similar Employment; or

               ii) the employee accepts an offer of employment with the purchaser of the Debtors' assets, irrespective of whether the offer constitutes Similar Employment.

          (i) Similar Employment. For purposes of the Severance Plan, the term Similar Employment means employment:

               i)   in the same facility;

               ii)  for substantially similar annual salary or hourly wage;

               iii) requiring substantially similar weekly hours, if applicable;

               iv) requiring substantially similar tasks and responsibilities and

               v) providing substantially similar health benefits, and retirement benefits that are substantially similar except with respect to seniority and vesting requirements.

     7. The Retention Plan is fair, reasonable and appropriate under the circumstances.

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     8. A sound business purpose exists for the Debtors to implement the
Retention Plan as set forth above, pursuant to section 363(b) of the Bankruptcy Code.

     9. The implementation of the Retention Plan is also appropriate under section 105 of the Bankruptcy Code.

     IT IS HEREBY ORDERED THAT

     1. The Motion is GRANTED as set forth herein.

     2. The Debtors are authorized, pursuant to sections 105 and 363 of the Bankruptcy Code, to: (a) implement, and make such payments as are provided for under the terms of the Retention Plan as set forth above; (b) reimburse on a priority basis BCP Management, Inc. for all payments made by BCP Management, Inc. under the Retention Plan as set forth above and (c) enter into such transactions and documents as are necessary or appropriate to implement the provisions of the Retention Plan as set forth above.

Dated: August 1, 2001                               /s/ Illegible
                                                    ----------------------------
                                                    UNITED STATED DISTRICT JUDGE

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